EXHIBIT 5.01



                                 July 10, 2001



Cellegy Pharmaceuticals, Inc.
349 Oyster Point Boulevard, Suite 200
South San Francisco, CA 94080

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Cellegy Pharmaceuticals, Inc., a
California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about July 10, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of up to an aggregate of 2,747,143 shares of the Company's Common Stock (the "Stock") that are presently issued and outstanding and held by the Selling Shareholders named in the Registration Statement (the "Selling Shareholders").

         In rendering this opinion, we have examined the following documents:


                  (1)      The Common Stock Purchase Agreement (the "Agreement")
                           dated  as  of  June  6,  2001,   among  the   Selling
                           Shareholders and the Company.

                  (2) The Registration Statement (including the Prospectus included therein), together with the Exhibits filed as a part thereof.

                  (3) A copy of the Company's Amended and Restated Articles of Incorporation filed with the California Secretary of State on August 16, 1995, the Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 15, 1996, the Certificate of Amendment to Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 17, 1996, and the Certificate of Amendment to Amended and Restated Articles of Incorporation filed with the
                           California Secretary of State on June 1, 2001 certified by the Company's Secretary on the date of this opinion (the "Restated Articles").

                  (4) A copy of the Company's Bylaws, certified by the Company's Secretary on the date of this opinion (the "Bylaws").

July 10, 2001
Page 2


                  (5) The initial Articles of Incorporation of the Company filed on its formation and minutes of meetings and actions by written consent of the Company's incorporator, shareholders and Board of Directors (and committees thereof) that are contained in the Company's minute books that have been furnished to us by the Company in connection with the rendering of this opinion (the "Minute Book Contents"), and the Company's shareholder database containing information concerning the number of outstanding shares, share issuances and share repurchases and cancellations, and the Company's database containing information concerning the granted, exercised and cancelled stock options, warrants, and other securities issued by the Company, certified to us by the Company in the Management Certificate as being complete and correct.

                  (6) A Management Certificate addressed to us and dated of even date herewith executed by the Company (the "Management Certificate").

                  (7) A verbal confirmation on July 10, 2001 from Mellon Investor Services LLC, the Company's transfer agent, to a representative of this firm concerning the number of issued and outstanding shares of capital stock of the Company.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above, and the representations and warranties made by representatives of the transfer agent and the Company to us, including without limitation, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and the existing laws of the State of California.

         In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of shares of Stock, the Registration Statement will have been declared

July 10, 2001
Page 3


effective under the Securities Act, that the registration will apply to such resale of shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

         The Company has informed us that the Selling Shareholders may resell shares of the Stock on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to any Selling Shareholder's resale of Stock, the Company will advise us in writing of the terms thereof and other information material thereto and will afford us an opportunity to review the operative documents pursuant to which such Stock is to be resold (including the Registration Statement, the prospectus and applicable prospectus supplement, if any, as then in effect) and will file such supplement or amendment to this opinion, if any as we may reasonably consider necessary or appropriate with respect to such resale. However, we undertake no responsibility to monitor the Company's or Selling Shareholders' future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

         In rendering any opinion that the shares of Stock are, or will when issued be, "fully paid," we have assumed that such shares were or will be issued in accordance with the terms of the Agreement, and that the Company has received full consideration for the issuance of such shares provided for in the Agreement, and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

         Based upon the foregoing, it is our opinion that the shares of Stock to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.



                                   Very truly yours,

                                   FENWICK & WEST LLP

                                       /s/ C. Kevin Kelso
                                      ----------------------------
                                   By:  C. Kevin Kelso, a Partner